ThermoEnergy Corporation

Loan Agreement

This Agreement is made by and among ThermoEnergy Corporation, a Delaware corporation (the “Corporation”) and the individual and entities identified on Schedule I hereto (each, a “Lender”) as of the 22nd day of August 2013.

Whereas each of the Lenders is willing to make a loan to the Corporation on the terms set forth herein in the principal amount set forth opposite the name of such Lender on Schedule I hereto;

Now, therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Corporation and the Lenders hereby agree as follows:

1.           Loans. Each of the Lenders, severally and not jointly, hereby agrees to make a loan to the Corporation in the principal amount set forth opposite the name of such Lender on Schedule I hereto (each, a “Loan”). The Loans shall be evidenced by 12% Secured Promissory Notes in substantially the form attached hereto as Exhibit A (each, a “Note”) and the Corporation’s obligations with respect thereto shall be secured by the grant of a lien on substantially all of the assets of the Corporation in favor of the Lenders pursuant to a Security Agreement in substantially the form attached hereto as Exhibit B (the “Security Agreement”). The obligation of the Lenders to make the Loans shall be conditioned on Lenders agreeing, on or before August 31, 2013, to make Loans in an aggregate amount of at least $4,000,000; in no event may the Corporation accept hereunder Loans in an aggregate amount in excess of $6,500,000.

2.           Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to the Lenders as follows:

(a)          Organization and Qualification. The Corporation is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Corporation is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws. The Corporation is duly qualified to conduct its business and is in good standing as a foreign corporation in the Commonwealth of Massachusetts, the only jurisdiction where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. For purposes of this Agreement, the term “Material Adverse Effect” shall mean any of (i) a material and adverse effect on the legality, validity or enforceability of any of this Agreement, the Notes, or the Security Agreement (collectively, the “Transaction Documents”), (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Corporation, or (iii) a material impairment of the Corporation’s ability to perform on a timely basis its obligations under any Transaction Document.

(b)          Authorization; Enforcement. The Corporation has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Corporation and the consummation by the Corporation of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Corporation and no further action is required by the Corporation in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Corporation and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c)          No Conflicts. The execution, delivery and performance of the Transaction Documents by the Corporation and the consummation by the Corporation of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Borrower’s Certificate of Incorporation or By-Laws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, or result in the imposition of any lien upon any of the material properties or assets of the Corporation pursuant to, any agreement, credit facility, debt or other instrument or other understanding to which the Corporation is a party or by which any property or asset of the Corporation is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Corporation is subject (including federal and state securities laws and regulations), or by which any property or asset of the Corporation is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(d)          SEC Reports; Financial Statements. The Corporation has filed all reports required to be filed by it under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for the twenty-four months preceding the date of this Agreement (the foregoing materials, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Corporation included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and fairly present in all material respects the financial position of the Corporation and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

2

(e)          Brokerage Fees. No brokerage or finder’s fees or commissions are or will be payable by the Corporation to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by any of the Transaction Documents. The Lenders shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by the Lenders pursuant to written agreements executed by the Lenders which fees or commissions shall be the sole responsibility of the Lenders) made by or on behalf of other persons for fees that may be due in connection with the transactions contemplated by the Transaction Documents.

3.           Representations and Warranties of the Lenders. Each Lender, severally and not jointly, hereby represents and warrants to the Corporation as follows, with respect only to herself, himself or itself and not the other Lenders, that this Agreement has been duly executed by such Lender and constitutes the valid and legally binding obligation of such Lender, enforceable against her, him or it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

4.           Use of Proceeds. The proceeds from the Loans shall be used by the Corporation solely in accordance with the plan to be approved by the Corporation’s Board of Directors and by Lenders making Loans representing, in the aggregate, at least 66⅔% of the total principal amount of the Loans, except as may otherwise be approved in writing by the holders of Notes constituting, in the aggregate, at least 66⅔% of the then-outstanding principal amount of all Notes.

5.           Entire Agreement. The Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters. No provision of any Transaction Document may be waived or amended except in a written instrument signed by the Corporation and by Lenders holding at least 66⅔% of the principal amount of the then outstanding Notes. No waiver of any default with respect to any provision, condition or requirement of any of the Transaction Documents shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement of such Transaction Document or of any other Transaction Document, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Lender to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Lenders.

6.           Governing Law and Jurisdiction. This Agreement and the rights of the parties hereunder shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements executed and to be performed wholly within such state and without regard to principles of conflicts of law. Each party irrevocably (a) consents to the jurisdiction of the federal and state courts situated in Massachusetts in any action that may be brought for the enforcement of this Agreement, and (b) submits to and accepts, with respect to its properties and assets, generally and unconditionally, the in personam jurisdiction of the aforesaid courts, waiving any defense that such court is not a convenient forum.

7.           Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such delivery shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof, notwithstanding any subsequent failure or refusal to deliver an original signed in ink.

3

8.           Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby.

In witness whereof, the Corporation and the Lenders have executed and delivered this Agreement as of the date and year first above written.

ThermoEnergy Corporation

By:	/s/ Gregory M. Landegger	/s/ Robert S. Trump
	Gregory M. Landegger	Robert S. Trump
Chief Operating Officer and Interim Chief Financial Officer

Empire Capital Partners, ltd		Empire Capital Partners, lp
By: Empire Capital Management, llc,		By: Empire gp, llc, its General Partner
its Investment Manager
		By:	/s/ Peter J. Richards
By:	/s/ Peter J. Richards		Peter J. Richards
	Peter J. Richards		Managing Member
	Managing Member	and

and		By:	/s/ Scott Fine
Scott A. Fine
By:	/s/ Scott Fine		Managing Member
Scott A. Fine
Managing Member

Empire Capital Partners Enhanced Master Fund, ltd
By: Empire Capital Management, llc,
its Investment Manager

By:	/s/ Peter J. Richards
Peter J. Richards
Managing Member

and

By:	/s/ Scott Fine
Scott A. Fine
Managing Member

4

ThermoEnergy Corporation

Loan Agreement

Schedule I

Investor	Loan Amount

Robert S. Trump	$2,000,000.00

Empire Capital Partners, LP	$880.000.00

Empire Capital Partners, Ltd.	$520,000.00

Empire Capital Partners Enhanced Master Fund Ltd.	$600,000.00

5

Exhibit A

Principal Amount: $___________________	August 22, 2103

12% SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, ThermoEnergy Corporation, a Delaware corporation (the “Borrower”), hereby promise to pay to the order of ____________ (the “Holder”) the sum of ______________ Dollars ($__________) (or such lesser amount as may be then outstanding) together with interest on the unpaid principal hereof from the date hereof at the rate of twelve percent (12%) per annum, compounded quarterly.

The entire principal amount of this Note, plus interest accrued thereon, shall be due and payable in a single installment (i) on February 1, 2014 or (ii) upon demand following the occurrence of an Event of Default, as defined below (in either event, “Maturity”). In the event the Borrower shall not have paid the outstanding principal balance and accrued interest thereon at Maturity, then interest shall accrue from and after the date of Maturity at the lower of (i) eighteen percent (18%) per annum, and (ii) the highest interest rate acceptable under applicable usury laws, compounded monthly (the “Default Rate”). Interest shall be calculated on the basis of actual days elapsed and a 360-day year consisting of four quarters of 90 days each and twelve months of 30 days each.

This Note is one of several substantially identical promissory notes issued by the Borrower pursuant to that certain Loan Agreement dated as of August 22, 2013 by and among the Borrower, the Holder and certain other persons (the “Loan Agreement”) (which promissory notes, including the Note, are referred to herein as the “Series Notes”). So long as this Note is outstanding, the Holder shall be entitled to the benefit of, and subject to the provisions of, the Loan Agreement.

The Borrower and the holders of the Series Notes (including the Holder) have, contemporaneously herewith, entered into a Security Agreement (the “Security Agreement”) securing the obligations of the Borrower to the Holder and the other holders of the Series Notes under such Series Notes, and so long as this Note is outstanding the Holder shall be entitled to the benefit of, and subject to the provisions of, the Security Agreement.

This Note may be prepaid, in whole or in part, at any time without premium or penalty; provided, however, that no Series Note may be prepaid unless simultaneous with such prepayment, the same portion of all outstanding Series Notes are also prepaid. Partial prepayments shall be credited first to accrued and unpaid interest, and the balance, if any, shall reduce principal.

The entire unpaid principal amount of this Note, together with interest thereon shall, on written notice from the Holder, forthwith become and be due and payable if any one or more Events of Default shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or be affected or come about by operation of law pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing.

The occurrence of any one or more of the following events or conditions shall constitute an “Event of Default” under this Note:

A-1

(i)          The Borrower’s failure to make any payment of principal or interest or any other sums within fifteen (15) days of the date when due under any Series Note; or

(ii)         Any representation or warranty or other statement made by the Borrower in the Loan Agreement or the Security Agreement proves to have been false or misleading in any material respect when made or furnished; or

(iii)        Breach of or failure in the due observance or performance in any material respect of any covenant, condition or agreement on the part of the Borrower to be observed or performed pursuant to this Note, the Loan Agreement or the Security Agreement, and the failure to cure (if curable) any such breach or failure within fifteen (15) days after receipt of written notice thereof from the Holder; or

(iv)        If the Borrower shall (a) apply for or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of any of its assets; (b) be unable, or admit in writing its inability, to pay its debts as they mature; (c) file or permit the filing of any petition, case arrangement, reorganization, or the like under any insolvency or bankruptcy law, or the adjudication of it as a bankrupt, or the making of an assignment for the benefit of creditors or the consenting to any form or arrangement for the satisfaction, settlement or delay of debt or the appointment of a receiver for all or any part of its properties; or (d) any action shall be taken by the Borrower for the purpose of effecting any of the foregoing; or

(v)         If an order, judgment or decree shall be entered, or a case shall be commenced, against the Borrower, without its application, approval or consent by any court of competent jurisdiction, approving a petition or permitting the commencement of a case seeking reorganization or liquidation of the Borrower or appointing a receiver, trustee or liquidator of the Borrower, or of all or a substantial part of the assets of the Borrower, and the Borrower, by any act, indicate its approval thereof, consent thereto, or acquiescence therein, or such order, judgment, decree or case shall continue unstayed and in effect for any period of ninety (90) consecutive days or an order for relief in connection therewith shall be entered; or

(vi)        If the Borrower shall dissolve or liquidate, or be dissolved or liquidated, or cease to legally exist, or, without the prior written consent of the holders of Series Notes representing at least 66⅔% in aggregate outstanding principal amount of the Series Notes, merge or consolidate, or be merged or consolidated, with or into any other corporation.

All payment obligations arising under this Note are subject to the express condition that at no time shall the Borrower be obligated or required to pay interest at a rate which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum rate which the Borrower is permitted by law to contract or agree to pay. If, by the terms of this Note, the Borrower is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the applicable rate of interest shall be deemed to be immediately reduced to such maximum rate, and interest thus payable shall be computed at such maximum rate, and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of principal.

No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

A-2

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to the principles of conflicts of law thereof. Each party agrees that any action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened. (a “Proceeding”) concerning the interpretation, enforcement and of the transactions contemplated by this Note shall be commenced exclusively in the state or federal courts sitting in, or having jurisdiction over, Boston, Massachusetts (the “Massachusetts Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Massachusetts Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Massachusetts Court, or that such Proceeding has been commenced in an improper or inconvenient forum. If either party shall commence a Proceeding to enforce any provisions of this Note, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE HOLDER TO ACCEPT THIS NOTE.

This Note may be amended or supplemented, or any provision hereof waived, only if all of the other Series Notes are amended or supplemented or provisions thereof waived in like manner and only if such amendment, supplement or waiver is approved by the written agreement of the Borrower and of the holders of Series Notes representing at least 66⅔% in aggregate outstanding principal amount of the Series Notes.

This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. The Borrower may not assign any of its obligations under this Note without the consent of the Holder.

If default is made in the payment of this Note, the Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees, regardless of whether the Holder commenced litigation in order to enforce its rights under this Note.

In witness whereof, the Borrower has caused this Note to be executed and delivered by its duly authorized Chief Operating Officer and Interim Chief Financial Officer as of the 22nd day of August 2013.

ThermoEnergy Corporation

By:
Gregory M. Landegger
Chief Operating Officer and Interim Chief Financial Officer

A-3

Exhibit B

ThermoEnergy Corporation

Security Agreement

This Security Agreement (this “Agreement”) is dated as of August 22, 2013, and is entered into by and among ThermoEnergy Corporation, a Delaware corporation having its principal place of business in Worcester, Massachusetts (the “Borrower”) and the persons and entities named on Schedule I hereto (collectively, the “Secured Parties) and Empire Capital Partners, LP, one of the Secured Parties, as agent for itself and the other Secured Parties (the “Agent”). Capitalized terms not otherwise defined herein are used as defined in the Massachusetts Uniform Commercial Code on the date of this Agreement (the “UCC”).

Whereas, the Borrower is, on or about the date hereof, executing and delivering to the Secured Parties a series of 12% Secured Promissory Notes of even date herewith in the initial aggregate principal amount of $4,000,000.00 (the “Notes”); and

Whereas, the Secured Parties have, as a condition to the making of the loans evidenced by the Notes, required that the Borrower execute and deliver to the Secured Parties a security agreement in substantially the form hereof; and

Whereas, the Borrower wishes to grant a security interest in favor of the Secured Parties as herein provided;

Now, therefore, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1              Grant of Security Interest. The Borrower hereby grants and otherwise pledges to the Secured Parties a continuing security interest in all of the present and future rights, title and interests of the Borrower in and to the following property, and each item thereof, all whether now or hereafter existing, or owned or acquired by the Borrower, or now or hereafter arising or due or to become due, wherever such property may be located, together with all substitutions for, replacements of, additions to, accessions to, and products, Proceeds and records of any and all of the following (collectively, the “Collateral”):

(i)	all Accounts;
(ii)	all Inventory;
(iii)	all Equipment;
(iv)	all Fixtures;
(v)	all Contracts;
(vi)	all Chattel Papers;
(vii)	all Documents;
(viii)	all Instruments;
(ix)	all Investment Property;
(x)	all Deposit Accounts;
(xi)	all General Intangibles;

B-1

(xii)	all Supporting Obligations
(xiii)	all Commercial Tort Claims;
(xiv)	all Intellectual Property; and

(xv)	all other items of tangible and intangible personal property of any and every kind and description which are not otherwise described herein.

Section 2              Security for Obligations. This Agreement secures, and the Collateral is collateral security for the prompt payment in full (including, without limitation, amounts that would become due but for the filing of a petition in bankruptcy) of, all amounts when due under the Notes, as well as the Borrower’s performance and observance of all covenants contained herein and in the Notes (the “Obligations”).

Section 3              Agent as Agent of Secured Parties.

(a)          The Agent shall serve and act as agent for all Secured Parties and shall take such action on their behalf under the provisions of this Agreement and shall exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement, the Agent shall not have any duties or responsibilities except those expressly set forth herein.

(b)          The Secured Parties, the Agent and the Borrower acknowledge and agree that each Note is secured by a security interest in the Collateral and that the priorities of the security interests which secure each Secured Party’s respective Note and its or his rights in and to the Collateral which secures such Notes shall at all times be equal and that each Secured Party shall share and be equal in priority and rights with the other Secured Parties in proportion to the then outstanding principal amounts of, plus the accrued but unpaid interest on, their respective Notes.

(c)          In the event that an Event of Default occurs, and a Secured Party gives the Agent notice thereof, the Agent shall immediately thereafter (i) give written notice of the Event of Default to all Secured Parties, and (ii) commence enforcement, collection (including judicial or nonjudicial foreclosure) or similar proceeding with respect to the Collateral; provided that while the Agent may take immediate action in its discretion in order to attempt to preserve the rights of the Secured Parties hereunder, the Agent (a) shall not be required to take any action hereunder unless and until, if requested by the Agent, the Agent receives direction from 66⅔% in interest of the Secured Parties (determined on the basis of the outstanding principal amounts of the Notes), and (b) shall take such all such actions to enforce this Agreement and to realize upon, collect and dispose of the Collateral or any portion thereof as may be directed by 66⅔% in interest of the Secured Parties; provided that the Agent shall not be required to take any action that is contrary to law or to the terms of this Agreement, or that would subject it or any of its employees or agents to liability.

(d)          The Agent acknowledges and agrees that this Agreement and the terms and provisions hereof are solely for the benefit of the Secured Parties and shall not benefit in any way any other person or entity, including, without limitation, the Borrower or any of its guarantors. Nothing in this Agreement is intended to affect, limit or in any way diminish the security interests which the Secured Parties claim in the assets of the Borrower insofar as the rights of the Borrowers and third parties are concerned. The Agent, on behalf of all Secured Parties, specifically reserves any and all of their respective rights, security interests and rights to assert security interests against the Borrowers and any third parties, including guarantors.

B-2

(e)          The Borrower, the Secured Parties and the Agent acknowledge and agree that each Secured Party’s respective rights and priorities with respect to the Collateral shall exist and be enforceable against the Collateral only by the Agent on behalf of all Secured Parties in accordance with the terms hereof, independent of the time or order of attachment or perfection of such Secured Party’s respective security interest, or the time or order of filing of financing statements. The subordinations, agreements and priorities set forth in this Agreement shall remain in full force and effect regardless of whether any Secured Party in the future seeks to rescind, amend, terminate or reform, by liquidation or otherwise, its or his respective agreements with the Borrower.

(f)          The Borrower, the Secured Parties and the Agent acknowledge and agree that the indebtedness and payment obligations of the Borrower with respect to each Note shall be of equal priority, no Note shall have a priority of payment over or be subordinate to any other Note, and any and all property, Proceeds or other payments received by the Agent in connection with its enforcement of the Secured Parties’ security interests as contemplated herein shall be applied promptly by the Agent to the payment to the Secured Parties pari passu of all outstanding amounts owed under their respective Notes.

(g)          Subject to the shared priority and respective rights of the Secured Parties set forth in this Agreement, the Agent, on behalf of the Secured Parties, shall be entitled to obtain loss payee endorsements and additional insured status with respect to any and all policies of insurance now or hereafter obtained by the Borrower insuring against casualty or other loss to any property of the Borrower in which any Secured Party may have a security interest, and, in connection therewith, may file claims, settle disputes, make adjustments and take any and all other action otherwise then permitted to each Secured Party with regard thereto, which it may deem advisable with respect to any assets of the Borrower.

(h)          Neither the Agent nor any officer or agent thereof shall be liable to the Borrower or the Secured Parties for monetary damages for any action taken or omitted to be taken by the Agent except for liability (i) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (ii) for any transaction from which the Agent or such officer or agent thereof derived an improper personal benefit.

(i)          The Borrower shall indemnify and hold harmless the Agent for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including reasonable attorneys’ fees) of any kind whatsoever which may be imposed on, incurred by or asserted against the Agent in connection with or in any way arising out of this Agreement; provided, however, that the Borrower shall not be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. The Borrower shall upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent or the Secured Parties hereunder, or (iv) the failure by the Borrower to perform or observe any of the provisions hereof. In the event the Borrower fails to comply with its obligations under this Section 3(i), after commercially practicable efforts by the Agent to obtain such compliance, each of the Secured Parties agrees to contribute and pay to the Agent its or his pro rata share of all such obligations

Section 4            Representations, Warranties and Covenants. The Borrower represents, warrants and covenants as follows:

B-3

(j)          The Borrower is a corporation existing and in good standing under the laws of the State of Delaware.

(k)          The Borrower is duly empowered and authorized to enter into and perform its obligations under this Agreement and all other instruments and transactions contemplated hereby or relating hereto. The Borrower is duly empowered and authorized to own and to grant security interests in the Collateral. The execution, delivery and performance by the Borrower of this Agreement, of the Notes and of all other instruments contemplated hereby do not and will not violate any law or any provision of, nor be grounds for acceleration under, any agreement, indenture, note or instrument which is binding upon the Borrower, including without limitation, the Borrower’s Certificate of Incorporation, By-Laws and any other loan or security agreements to which the Borrower is a party or by which the Borrower or its property is bound.

(l)          Assuming the due filing of a financing statement in proper form with the Secretary of State of the State of Delaware, the security interest granted to the Secured Parties pursuant to this Agreement is a valid, perfected security interest in the that portion of the Collateral in which a security interest may be perfected by filing under the UCC.

(m)          The Borrower shall not hereafter transfer, assign or otherwise dispose of the Collateral, except in the ordinary course of business, without the Agent’s prior written consent. The Borrower shall not create, permit or suffer to exist, and shall take such other action as is necessary to remove, any claim to or interest in the Collateral, and shall defend the right, title and interest of the Secured Parties in and to the Collateral against all claims and demands of all persons and entities at any time claiming the same or any interest therein.

Section 5           Agent’s Appointment as Attorney-in-Fact. The Borrower hereby irrevocably constitutes and appoints, from and after the occurrence of a default by the Borrower in the Obligations, the Agent and any officer or agent thereof, with full power of substitution, as the Borrower’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in the Agent’s own name as agent hereunder for the Secured Parties, from time to time in the Agent’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this agreement and, without limiting the generality of the foregoing, hereby grant to the Agent the power and right, on behalf of the Borrower, without notice to or assent by the Borrower to execute, file and record all such financing statements, certificates of title and other certificates of registration and operation and similar documents and instruments as the Agent may deem necessary or desirable to protect, perfect and validate the Secured Parties’ security interest.

The Borrower hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable so long as any amount of principal or accrued interest under the Notes remains unpaid.

The powers conferred upon the Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for amounts that the Agent actually receives as a result of the exercise of such powers and neither the Agent nor any of its partners, officers, directors, employees or agents shall be responsible to the Borrowers or the other Secured Parties for any act or failure to act, except for the Agent’s own gross negligence or willful misconduct.

B-4

Section 6           Remedies. If a default by the Borrower in the Obligations shall have occurred and be continuing (an “Event of Default”), the Agent shall have all of the rights and remedies which secured parties may have under the UCC or other applicable law or at equity, and may do, at its option, one or more of the following, with or without further notice to the Borrower:

(n)          Accelerate and declare all or any part of the Obligations to be immediately due, payable and performable;

(o)          Appropriate, set off and apply to any or all of the Obligations, any or all Collateral in such manner as the Agent may determine; and/or

(p)          Foreclose the security interest created under this Agreement or under any other agreement relating to the Collateral by any procedure permitted under the UCC, with or without judicial process.

Section 7           Termination of Security Interest. The Secured Parties’ security interest in the Collateral shall be extinguished when the Borrower completes performance of all Obligations.

Section 8           Governing Law; Venue. This Agreement and the rights of the parties shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements executed and to be performed wholly within such state and without regard to principles of conflicts of law. Each party irrevocably (a) consents to the jurisdiction of the federal and state courts situated in or having jurisdiction over Boston, Massachusetts in any action that may be brought for the enforcement of this Agreement, and (b) submits to and accepts, with respect to its properties and assets, generally and unconditionally, the in personam jurisdiction of the aforesaid courts, waiving any defense that such court is not a convenient forum In any such litigation to the extent permitted by applicable law, each party waives personal service of any summons, complaint or other process, and agrees that the service thereof may be made either (i) in the manner for giving of notices provided in the Notes or (ii) in any other manner permitted by law.

Section 9           Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation and in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 10           General. No Secured Party shall be deemed to have waived any of its respective rights hereunder or under any other agreement, instrument or paper signed by the Borrower unless such waiver be in writing and signed by the Agent (with respect to the Secured Parties’ rights and interest under the Notes or under this Agreement) or by such Secured Party (with respect to any other rights). No delay or omission on the part of the Agent in exercising any right shall operate as a waiver of such right or any other right. All of the Secured Parties’ rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently. The provisions hereof shall, as the case may require, bind or inure to the benefit of, the respective heirs, successors, legal representatives and assigns of the Borrower, the Agent and the Secured Parties.

B-5

Section 11           Amendments. This Agreement may be amended or modified only by a written instrument executed by each party hereto.

Section 12           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and together shall constitute one and the same instrument.

In witness whereof, the Borrower, the Agent and the other Secured Parties have caused this Agreement to be duly executed as of the date first above written.

For itself and as Agent for the other Secured Parties:
ThermoEnergy Corporation
Empire Capital Partners, lp
By:	By: Empire gp, llc, its General Partner
Gregory M. Landegger
Chief Operating Officer and Interim Chief Financial Officer	By:
Peter J. Richards
Managing Member

Empire Capital Partners, ltd	Empire Capital Partners Enhanced Master Fund, ltd
By: Empire Capital Management, llc,	By: Empire Capital Management, llc,
its Investment Manager	its Investment Manager

By:	By:
Peter J. Richards	Peter J. Richards
Managing Member	Managing Member

Robert S. Trump

B-6

ThermoEnergy Corporation

Security Agreement

Schedule I

Secured Parties

Robert S. Trump

Empire Capital Partners, LP

Empire Capital Partners, Ltd.

Empire Capital Partners Enhanced Master Fund Ltd.